STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into and made effective as of September 30, 2005 (the "Effective Date"), by and among AMRES Holding, LLC, a Nevada limited liability company (the "Buyer"), on the one hand, and Cranshire Capital, L.P. ("Cranshire"), The dotCom Fund, LLC ("dotCom"), and Keyway Investments, Ltd. ("Keyway") (each a "Seller" and collectively the "Sellers"), on the other hand. Buyer and Sellers may be referred to herein as a "Party" and shall collectively be referred to as the "Parties."

                                 R E C I T A L S

      A. Sellers are the beneficial owners of common stock (the "Anza Common Stock"), warrants (the "Anza Warrants"), and Series D Preferred Stock (the "Anza Preferred Stock" and together with the Anza Common Stock and the Anza Warrants, the "Anza Securities") of Anza Capital, Inc., a Nevada corporation ("Anza") as set forth in Exhibit A attached hereto and made a part hereof;

      B. Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, all of the Anza Securities on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of and for the mutual covenants contained herein, the Parties hereto agree as follows:

                                A G R E E M E N T

      1. Sale of Anza Securities. At the Closing, as defined in Section 3 of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Anza Securities.

      2. Consideration and Payment for the Anza Securities. In exchange for the Anza Securities, Buyer will pay to Sellers a total of $125,000.00 (the "Purchase Price"). The Purchase Price will be paid by Buyer to Sellers at the Closing.

      3. Closing.

      3.1 The closing of the transactions contemplated hereby (the "Closing") shall take place on or about November 8, 2005 at the offices of the Buyer, or at such other time and place as agreed by the Parties.

      3.2 At the Closing, Buyer shall deliver the following:

                  (A) the Purchase Price.

      3.3 At the Closing, Sellers shall deliver the following:

                  (A) Anza common stock certificates representing the Anza
            Common Shares, each with whatever documentation is sufficient to transfer the Anza Common Shares to Buyer. If the Anza Common Shares are in electronic form, appropriate delivery instructions will be given to Sellers prior to the Closing;

                  (B) Anza preferred stock certificates representing the Anza
            Preferred Stock, each with whatever documentation is sufficient to transfer the Anza Preferred Stock to Buyer;

                  (C) warrant agreements, either originals or copies thereof, representing the Anza Warrants, each with a validly executed Assignment of Warrant and Consent Thereto from Anza.

            3.4 Conditional Closing. The Closing shall be subject to the closing of the transaction contemplated by that certain Common Stock Purchase Agreement dated September 19, 2005, by and between Rinehart, PURCHASER, Viking Investments USA, Inc., a Delaware corporation ("Viking") and Anza.

      4. Seller's Representations, Warranties and Covenants.

      4.1 As of the Closing, the Sellers will convey, sell and assign to Buyer good and marketable title in and to the Anza Securities, free and clear of any and all security interest, liens, encumbrances, claims, charges, assessments or restrictions of any nature whatsoever, other than applicable restrictions on transfer under federal and state securities laws.

      4.2 Sellers have all necessary rights, powers, and the legal capacity and authority to enter into and perform Sellers' obligations under this Agreement.

      4.2 The Anza Securities sold and delivered to Buyer by Sellers have been duly authorized and issued by Anza.

      4.3 Sellers have received, read carefully, and are familiar with this Agreement.

      4.4 Except as set forth herein, Sellers make no representations or warranties with respect to Anza or the Anza Securities.

      4.5 Prior to the Closing, Sellers will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber, or otherwise dispose if or abandon, nor will the Sellers suffer or permit any of the same to occur with respect to, any part or all of the Anza Securities, without the prior written consent of Buyer; Sellers have made, and will continue to make until the Closing or termination of this Agreement, payment or deposit or otherwise provide for the payment, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against the Sellers with respect to the Anza Securities.

      5. Buyer's Representations and Warranties.

      Buyer hereby represents and warranties as follows:

      5.1 Buyer is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      5.2 Buyer has all necessary rights, powers, and the legal capacity and authority to enter into and perform his obligations under this Agreement.

      5.3 Buyer has received, read carefully and is familiar with this Agreement. With respect to Anza, Buyer is familiar with Anza's business, plans and financial condition, and any other matters relating to Anza. Buyer acknowledges that Sellers have made no representations or warranties of any kind to Buyer regarding Anza, its business, finances or prospects.

      5.4 Buyer has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect his interests in connection with this transaction, and Buyer's ownership of the Anza Securities hereunder is not material when compared to Buyer's total financial capacity.

      5.5 Buyer understands the various risks of ownership of the Anza Securities and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

      5.6 Buyer acknowledges that no liquid market for the Anza Securities currently exists and none may develop in the future and that Buyer may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

      5.7 Buyer will acquire the Anza Securities for Buyer's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

      5.8 Buyer has been advised by Sellers that the Anza Securities have not been registered under the Securities Act or applicable state securities law and that they will be sold in a transaction exempt therefrom. Buyer acknowledges that he is familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Anza Securities. In particular, Buyer agrees that Anza shall not be required to give any effect to a sale, assignment or transfer of the Anza Securities by Buyer following the Closing, and Buyer further understands that an opinion of counsel and other documents may be required in order for Buyer to transfer the Anza Securities. Buyer acknowledges that, following the Closing, the Anza Common Stock and the shares of Anza common stock acquired upon conversion or exercise of the Anza Preferred Stock and the Anza Warrants shall be subject to stop transfer orders and the certificate or certificates evidencing any of those shares shall bear the following or a substantially similar legend or such other legend as may appear on the forms of common stock and such other legends as may be required by state blue sky laws:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or foreign securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws."

      6. Binding Upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, and each and all of the covenants, terms, provisions, and agreements contained herein, shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the Parties hereto.

      7. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto and thereto.

      8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon and all of which together shall constitute one and the same instrument.

      9. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Party to be bound thereby. The waiver by a Party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

      10. Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its choice of law principles.

      12. Venue. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Orange County, California.

      13. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

      If to Sellers:
                            -----------------------------------

                            -----------------------------------

                            -----------------------------------
                            Facsimile
                                      -------------------------

      If to Buyer:          AMRES Holding, LLC
                            3200 Bristol Street, Suite 700
                            Costa Mesa, CA  92626
                            Attn:  Vincent Rinehart, Managing Member
                            Facsimile (714) 424-0389


      or at such other address as the Seller or Buyer may designate by ten (10) days advance written notice to the other Party hereto.

[remainder of page intentionally left blank; signature page to follow]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

"Sellers"                                      "Buyer"

Cranshire Capital, L.P.                        AMRES Holding, LLC


/s/ M. Kopin                                   /s/ Vincent Rinehart
--------------------------------------         --------------------------------
By:    M. Kopin                                By:   Vince Rinehart
Its:   President - Downsview Capital           Its:  Managing Member
       The General Partner




The dotCom Fund, LLC


/s/ Mark Rice
--------------------------------------
By:    Mark Rice
Its:   Managing Member




Keyway Investments, Ltd.


/s/ Paul Moore
--------------------------------------
By:    Paul Moore
Its:   Director

                                    Exhibit A

                                 Anza Securities

                                   Keyway *                    dotCom                  Cranshire
                             ---------------------      ---------------------     ---------------------
Anza Common Stock                 1,413,115                   110,453                   480,345

Anza Preferred Stock               4,028.5                    1,097.5                   3,075.5

$0.95 Warrants dtd 4/11/03         122,798                     33,454                    93,748

$0.75 Warrants dtd 4/11/03         122,798                     33,454                    93,748

$0.50 Warrants dtd 4/11/03         122,798                     33,454                    93,748

*     Includes Anza Securities held of record by EURAM Cap Strat. "A" Fund
      Limited